UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) January 24, 2024
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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway,	Suite 1500	75240
Dallas,	Texas
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTDR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2024, the Board of Directors (the “Board”) of Matador Resources Company (the “Company”) appointed Susan M. Ward as a director. Ms. Ward is a former 12-year Senior Executive of Shell Oil Company (“Shell”) with over 20 years of service at retirement in 2019. Her senior roles in Shell included Head, M&A and Commercial Finance for all of Shell’s businesses in the Americas; Vice President, Chief Financial Officer and Board member of Shell Midstream Partners, which she helped take public for Shell in 2014; and Vice President, Upstream Commercial Finance, Shell International Exploration & Production B.V. while based in The Hague for Royal Dutch Shell. She also served as a Board member of Shell’s deepwater drillship joint venture with Noble Corporation. Ms. Ward has been an independent, non-executive Board member of Crescent Midstream (“Crescent”) since July 2023. Crescent is an independent energy company providing offshore and onshore crude oil services in the Gulf of Mexico and Louisiana. Prior to joining Shell in 1998, Ms. Ward worked as an investment banker in the energy sector for 11 years, including as a Managing Director in the Natural Resources and Energy investment banking group of UBS Securities. She began her career working for Exxon as a refining process engineer and subsequently worked in Mobil’s Finance organization at its New York City headquarters. Ms. Ward earned a Bachelor of Chemical Engineering degree from Villanova University with honors and a Master of Business Administration in Finance with distinction from the Wharton School of the University of Pennsylvania. She has served on Villanova’s Board of Trustees since 2018. She has been a member of the National Association of Corporate Directors since 2016.
Ms. Ward was appointed by the Board to serve as a director until the 2024 Annual Meeting of Shareholders or her earlier death, retirement, resignation or removal. The Board appointed Ms. Ward to serve on the Audit Committee, Environmental, Social and Corporate Governance Committee, Marketing and Midstream Committee and Prospect Committee.
Ms. Ward will be compensated according to the non-employee director compensation program described in the Director Compensation section of the Company’s Proxy Statement for the Annual Meeting of Shareholders held on June 9, 2023 filed on April 27, 2023 and incorporated herein by reference. In accordance with such program and in connection with her appointment to the Board, Ms. Ward will be granted an initial award of restricted stock units having a grant date value equal to approximately $70,000, which vests immediately prior to the election of the nominees for director at the 2024 Annual Meeting of Shareholders. She will also enter into an indemnification agreement with the Company in the form included as Exhibit 10.22 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 14, 2011 and incorporated herein by reference. Ms. Ward does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and was not appointed to the Board pursuant to any arrangement or understanding between Ms. Ward and any other person. The Board has determined that Ms. Ward is independent and an audit committee financial expert under the listing standards of the New York Stock Exchange and the applicable rules and regulations of the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on January 25, 2024, announcing the addition of Ms. Ward as a member of the Board.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated January 25, 2024.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: January 25, 2024	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President